(10) Form of Application

TRANSAMERICA LIFE COMPANIES
Transamerica Occidental
Life Insurance Company
Home Office: Los Angeles, CA

Life Insurance Application For One Life Part 1

Proposed Insured:

 First             Middle           Last              Mr./Mrs./Ms./Dr.

Birthdate: Mo. ______ Day ______ Yr.______ Birth Place:       _____________
Age _______   [] Male [] Female  Soc. Sec. No. ______
Occupation:
Residence:
No. & Street
Duties
Last
City
Annual Income $
State
Zip
    Relationship
Soc. Sec. or Tax No.

Home Phone
Work Phone
Owner's Name:

If other than Proposed Insured
No. & Street
City
Mo.    Day  Yr.

State
Zip

Beneficiary's Name and Relationship:


Address:
No. & Street
City
State

1.  Plan Applied For:______________________ Kind Code: ____________________
        Preferred [] Standard []
2.  Non-Nicotine Qualification [] Nicotine Qualification []
3. Amount Applied For $ ____________________

4.  Additional Benefits by Rider: [] Waiver Provision [] Accident Indemnity
5.  Rating Class of Risk Applied For: [] Standard [] Extra Rating of
6.  Premium Payment Mode: [] Annual [] Semi-Annual [] Quarterly [] Monthly/PAC
7.  Complete for Flexible Premium Plans:
         Required Premium Per Year (RAP)    $
        Planned Periodic Premium
        + Initial Lump Sum            ________________
         Total Initial Premium       $
8.  If the Automatic Premium Loan provision is available, it is to be:
        Effective [] Not Effective []
9.  Total insurance in force with all companies:
    Life Insurance $ _________________________ Accidental Death $
10.      Mail Additional Premium Notices To:
Address
No. & Street
City
Zip
Date of Trust. if Applicable
Yes     No
[]       [] 11. May insurance, including annuities, in any company be discontinued or changed if the insurance applied for is issued?
                 If Yes", give company names.

[]      [] 12. Is any application for life insurance pending with any other company? If Yes", give company name, amount applied for and total amount to be placed.

[]     [] 13. Do you intend to travel outside the U.S. or Canada within the next two years, except purely for vacation travel?
     If "Yes' give destination, purpose of travel and length of stay in Remarks.

[]    [] 14. In the past two years, have you participated in aeronautics, powered racing or competitive vehicles, skin or scuba diving, mountain climbing, rodeos or competitive skiing?

[]    [] 15. Have you used nicotine at any time? Date Last Used
[]    []      Cigarettes
[]    []      Cigar/Pipe/Chewing Tobacco
[]    []      Other

[]    []      16. Driver's license #:______________________ State: _______
         In the past ten years, have you been convicted of or pleaded guilty to:
[]    [] a.   Moving violations? If Yes', give dates and type.
[]    [] b.   Driving under the influence of alcohol and/or other drugs?
              If `Yes", give dates.

[]    [] c.   Reckless driving? If Yes", give dates.

[]    [] 17.  Do you intend to fly other than as a passenger or have flown other than as a passenger during the past two years?
              If Yes', complete Aviation Questionnaire.

Remarks: Give details for any questions answered YES"

It is represented that the statements and answers given in this Application are true, complete and correctly recorded to the best of my knowledge AND BELIEF. IT IS AGREED: (1)THIS Application shall consist of Part 1 and Part 2 and shall be the basis for any policy issued on this Application; (2) Except as otherwise provided in the conditional receipt, if issued, with the same Proposed Insured as on this Application, any policy issued on this Application shall not take effect until after all of the following conditions have been met: (a) The full first premium is paid, (b)The Owner has personally received the policy during the lifetime of and while the Proposed Insured is in good health, and (c)All of the statements and answers given in this Application to the best of my belief must be true and complete as of the date of Owner's personal receipt of the policy and that the policy will not take effect if the facts have changed; (3) No waiver or modification shall be binding upon Transamerica Occidental Life Insurance Company unless in writing and signed by the President or a Vice President and the Secretary or an Assistant Secretary.

I understand that omissions or misstatements in this Application could cause an otherwise valid claim to be denied under any policy issued from this Application.

                       AUTHORIZATION TO OBTAIN INFORMATION

Transamerica Occidental Life. Insurance Company ("the Company")

I AUTHORIZE ANY physician, medical practitioner, hospital, clinic, other medical or medically related facility, insuring or reinsuring company, the Medical Information Bureau, Inc., consumer reporting agency, or employer having information available as to testing, diagnosis, treatment and prognosis with respect to any physical or mental condition (for example: coronary disease; cancer; HIV related test results or disorders; metabolic, pulmonary, or neurological disorders) and/or treatment of me and any other non-medical information of me to give the Company or its legal representative, any and all such information.

I understand the information obtained by use of the Authorization will be used by the Company to determine eligibility for insurance and eligibility for benefits under an existing policy. Any information obtained will not be released by the Company to any person or organization except to reinsuring companies, the Medical Information Bureau, Inc., or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may authorize.

I KNOW that I may request to receive a copy of this Authorization. I agree that a photographic copy of this Authorization shall be as valid as the original. I AGREE this Authorization shall be valid for two and one half years from the date shown below. (For Rhode Island applications, this shall be valid for 24 months from the policy issue date.)

I acknowledge receipt of the Notice of Disclosure of Information. I understand that if an investigative consumer report is ordered in connection with this application, I may elect to be interviewed in connection with the preparation of the report and, upon request, I will be provided with a copy of the report. I elect to be interviewed if an investigative consumer report is prepared. [] Yes
[] No

PLEASE MAKE CHECKS PAYABLE TO THE COMPANY. DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE PAYEE SPACE BLANK.
Amount paid with this Application $________________ Check or MO. # ___________ Signed at (city-state)_________________________________ on (date) ____________
x_________________________________________________________
Signature of Proposed Insured

x_______________________                x ________________________
Owner (if other than Proposed Insured)  If Owner is a corporation, an authorized officer, other than Proposed Insured must sign as owner, give Corporate title and full name of corporation.

x _______________
Witness to all signatures        x ___________________________________
                                 Countersigned (Licensed Resident Agent, if your
                                state requires)

(NOT PART OF APPLICATION)      REPORT BY AGENCY OFFICE         DATE: _________


AGENCY NAME: __________________ AGENCY CODE. _________ AGENCY CLERK: __________
AGENT 1: ______________________________________ GA/SA CODE: _____ SHARE %:
         LAST                       FIRST       (4 DIGITS)  (6 DIGITS)
Complete the Solicitor information below if Agent is a Firm Name.

                 SOLICITOR'S NAME AND I.D. NUMBER
                 ----------------------------------
AGENT 2: ______________________________________ GA/SA CODE:     SHARE %:
         LAST                       FIRST     (4 DIGITS)  (6 DIGITS)
Indicate City/County Code as required in Alabama and Kentucky


What is the purpose for insurance? How long have you known the Proposed Insured?

Proposed Insured is:       [] Single []Married [] Divorced [] Widowed

[] Yes   []No Is this insurance in the category for which commission payment may be restricted under the laws of your state?

[] Yes [] No If "Yes", are you qualified to receive commissions?

[] Yes [] No To the best of your knowledge could replacement be involved?
__________________________ Signature of Agent

                               CONDITIONAL RECEIPT

Transamerica Occidental Life Insurance Company has received a payment of $ from ______________ for the life insurance applied for in the application for
__________________________________ as Proposed Insured.

This receipt is not valid unless it is signed by an agent of the Company. This receipt is not valid unless the amount paid with the application, if paid by check or draft, is honored on first presentation for payment. IMPORTANT: The payment is received subject to the conditions on the other side of this receipt. This receipt does not provide any insurance until after all of its conditions are met.

Dated at __________________________ on _______________________________________
Agent Signature                  Type of Policy

All premium checks must be made payable to the COMPANY. DO NOT MAKE PAYABLE TO THE AGENT OR LEAVE PAYEE BLANK.

If you do not hear from the Company regarding the proposed insurance within 30 days, notify the Company at its Administrative Office at Post Office Box 419521, Kansas City, MO 64141 giving your full name, date of birth, the name of the agent, date and amount of this receipt.

APA 40R-197

IMPORTANT:  This Conditional Receipt does not provide any insurance until after its conditions are met.
The payment for premiums is received subject to the following conditions:
(A) 1.   If all the underwriting requirements by the Company are completed; and
     2. If the Company at its Home Office is satisfied that, at the time of completing Part 1 and Part 2 of the application, each person to be covered was insurable under the Company' s rules for insurance on the plan, in the amount, and at the class of risk applied for in Part 1 of the application;

Then, but only after these conditions are met, the policy applied for shall be effective from the date of Part 1, the date of Part 2, or the date requested in the application, whichever is the latest, regardless of any change of insurability of each person to be covered occurring after completion of both parts of the application. If less than the full first premium has been paid for such policy, it shall remain in effect only for the fraction of one year that the payment made for such policy bears to the annual premium for such policy.

The Company slid not be required to make insurance effective for an amount which, together with any amount effective in the Company on each person to be covered would exceed the following limits: (a) $250,000 of life Insurance if such person is age 16 through 65 and is insurable as a standard class of risk, or $100,000 at all other ages and classes of risk; and (b) $50,000 of benefits for death by accident.

Any Insurance applied for as an alternate or additional to the plan and amount of insurance applied for in the application shall not become effective under this conditional receipt.

(B) If the conditions of (A) are met for the insurance applied for in the application, except that if any person to be covered is not insurable under the Company' s rules for benefits for disability or accidental death AS applied for, the life insurance, and any portion of such benefits for which the Proposed Insured is insurable under the Company's rules, shall be effective as provided in (A).

Except. provided In this conditional receipt, any policy issued by the Company shall not take effect unit after all of the following conditions are met: (a) The full first premium is paid, (b) The Owner has personally received the policy during the lifetime and while the Proposed Insured(s) is (are) in good health, arid (C) All of the statements and answers given in this application to the best of my (our) belief must also be true and complete as of the date of the Owner's personal receipt of the policy and that the policy will not take effect if the facts have changed. Neither the agent nor the medical examiner is authorized to accept risks or pass upon insurability, to make or modify contract, or to waive any of the Company's rights or requirements.

      AUTHORIZATION FOR PARTICIPATION IN THE PRE-AUTHORIZED WITHDRAWAL PLAN

I (we) hereby authorize and request Transamerica Occidental Life Insurance Company to initiate electronic debit entries or effect a charge by any other commercially accepted practice to my (our) account indicated on the attached check for premiums and other such payments indicated. I (we) request that this Authorization, unless previously revoked, continue to apply to any conversion, renewal, or change later made in the policies. I (we) agree that this Authorization in no way affects the terms of the policy, other than the mode of payment and I (we) understand that if premiums are not paid within the grace period allowed by the policy, as in the event of withdrawals being dishonored, or for any other reason, then the policy shall terminate subject to any nonforfeiture provision of the policy.

PROPOSED INSURED                                  AMOUNT
Preferred Withdrawal Date: _________________________ Bank Name:

Policyowner Signature Date Signature of Bank Account Owner Date If check is not submitted with the application, please attach voided check.

                      PLEASE DETACH IF PAC IS NOT REQUESTED

                       NOTICE OF DISCLOSURE OF INFORMATION

Information regarding your insurability will be treated as confidential except that Transamerica Occidental Life Insurance Company may make a brief report to the Medical Information Bureau (MIB), a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance, or to which a claim is submitted, MIB will supply such company with the information it may have in its files. The Company may also release information in its file to reinsurers and to other life insurance companies to which you may apply for life or health insurance, or to which a claim is submitted.

Upon receipt of a request from you, MIB will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the file, you may seek correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of MIBs information office is Post Office Box 105, Essex Station, Boston, MA 02112, telephone (617) 426-3660.

APA 40N-197

Notice to Persons Applying for Insurance: Federal law requires us to advise you that in connection with this application, an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends or others with whom you are acquainted. Such reports are usually part of the process of evaluating risks for life and health insurance. Inquiry may be made into your character, general reputation, personal characteristics and mode of living. It is possible that a representative of a firm employed to make such reports may call upon you in person. You have the right to request disclosure of the nature and scope of the investigation by your written request made within a reasonable time after receipt of this notice.

Notice of Insurance Information Practice: The information collected about you by us may in certain circumstances be disclosed to third parties without your specific authorizations as permitted by law. You have the right of access and correction with respect to the information collected except information which relates to a claim or civil or criminal proceeding. If you wish to have a more detailed explanation of our information practices, please contact your agent or write the Company at its Administrative Office, P.O. Box 419521, Kansas City, MO 64141.


                                      Transamerica Occidental
                                      Life Insurance Company
                                      Home Office: Los Angeles,                                        Application Supplement
                                      CA                                                               APE 62-199
----------------------------------- ------------------------------ ----------------------------------- ----------------------------
1.       CHILD(REN) PROPOSED FOR COVERAGE UNDER THE CHILDREN'S INSURANCE RIDER

------------------------------------------------------------------------ -------- -------------------- -------- ------------ ------
NAME: FIRST, MIDDLE INITIAL, LAST                                        AGE      DATE OF BIRTH        SEX      HEIGHT       WEIGHT
------------------------------------------------------------------------ -------- -------------------- -------- ------------ ------
------------------------------------------------------------------------ -------- -------------------- -------- ------------ ------

2.         Yes   No      Is coverage under the Children's Insurance Rider being requested for all minor children of the Proposed Insured?
                         If no, give details in Remarks.


3.         Yes   No      Are any children proposed for coverage not living with the Proposed Insured?
                         If yes, give details in Remarks.


4.       Give details to all yes answers in Remarks, including all dates and diagnoses.

--------- ------- -----------------------------------------------------------------------------------------------------------------
Yes       No      HAS ANY CHILD PROPOSED FOR COVERAGE:
--------- ------- -----------------------------------------------------------------------------------------------------------------
--------- ------- -----------------------------------------------------------------------------------------------------------------
                  Congenital Heart Abnormalities, Heart Disorder; Epilepsy,
                  Cancer, Malignancy, Leukemia, Diabetes, Cystic Fibrosis,
                  Kidney Disease, Brain or Neurological Disorder?

--------- ------- -----------------------------------------------------------------------------------------------------------------
--------- ------- -----------------------------------------------------------------------------------------------------------------
                  Asthma or other lung disease or injury or illness requiring hospitalization
--------- ------- -----------------------------------------------------------------------------------------------------------------

It is represented that the statements and answers given in this Supplement are true, complete and correctly recorded to the best of my knowledge and belief. It is agreed that this Supplement shall be a part of the Application for life insurance for as Proposed Insured.

Signed at                                                                      Date:
                 ------------------------------------------------                          ---------------------------------------
                          (city-state)


-----------------------------------------------------------------              ---------------------------------------------------
-----------------------------------------------------------------              ---------------------------------------------------
                 Signature of Proposed Insured                                         Witness of Proposed Insured signature
Signed at                                                             on
                 ------------------------------------------------              ---------------------------------------------------
                                                                               ---------------------------------------------------
                                  (city-state)                                                        (date)


                 ------------------------------------------------              ---------------------------------------------------
                                                                               ---------------------------------------------------
                     Owner (if other than Proposed Insured)                                 Witness of Owner signature

----------------------------------------------------------------------------------------------------------------------------------
REMARKS

----------------------------------------------------------------------------------------------------------------------------------

 Transamerica Occidental                     APPLICATION SUPPLEMENT
 Life Insurance Company                      Variable Universal Life Insurance
 1150 South Olive Street
 Los Angeles, CA 90015

Proposed Insured:
                      --------------------------------------------------

Additional Proposed Insured:
                              ------------------------------------------

Application Date:
                   -----------------------------------------------


PREMIUM ALLOCATION: You may allocate your net premiums among the investment options indicated below. All allocation percentages must be in whole numbers and must total 100%. The Company may limit the number of sub-accounts of the separate account to which you may allocate your net premiums.

INVESTMENT OPTIONS:                      PREMIUM ALLOCATION PERCENTAGE:

[Alger American Income & Growth                   _________%
 Alliance VP Growth and Income                    _________%
 Alliance VP Premier Growth                       _________%
 Dreyfus VIF Appreciation                         _________%
 Dreyfus VIF Small Cap                            _________%
 Janus Aspen Series Balanced                      _________%
 Janus Aspen Series Worldwide Growth              _________%
 MFS(R)Emerging Growth Series                     _________%
 MFS(R)Growth With Income Series                  _________%
 MFS(R)Research Series                            _________%
 MS UIF Emerging Markets Equity                   _________%
 MS UIF Fixed Income                              _________%
 MS UIF High Yield                                _________%
 MS UIF International Magnum                      _________%
 OCC Accumulation Trust Managed                   _________%
 OOC Accumulation Trust Small Cap                 _________%
 PIMCO VIT StocksPLUS Growth and Income           _________%
 Transamerica VIF Growth                          _________%
 Transamerica VIF Money Market                    _________%
 -----------------------------------------        ---------%
 -----------------------------------------        ---------%
 -----------------------------------------        ---------%

 Fixed Account                                    _________%

                                                TOTAL:              100%


TELEPHONE ACCESS PRIVILEGE: This option allows you or your registered representative to authorize certain transactions (within limits) under the policy by telephone. These transactions include transfers, allocation changes and policy loan requests (within limits). Additional information is included in the Acknowledgements and Signatures section. YOU WILL AUTOMATICALLY HAVE THIS PRIVILEGE UNLESS YOU CHECK THE FOLLOWING BOX:

|_| I (WE) DO NOT want the telephone access privilege.

                                APE 1-101 Page 1

ACKNOWLEDGMENTS AND SIGNATURES: I (we) acknowledge receipt of the current prospectuses that describe the variable universal life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I (we) have reviewed the prospectuses and believe that the variable universal life insurance policy is consistent with my (our) insurance needs, investment objectives and investment risk tolerance.

I (WE) UNDERSTAND THAT ANY DEATH BENEFIT IN EXCESS OF THE FACE AMOUNT AND ANY POLICY VALUE OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT AND INTEREST EARNINGS OF THE FIXED ACCOUNT. THE PORTION OF THE POLICY VALUE IN THE FIXED ACCOUNT WILL EARN INTEREST AT A RATE SET BY THE COMPANY (THE GUARANTEED MINIMUM INTEREST RATE IS [4]%). THERE IS NO GUARANTEED MINIMUM POLICY VALUE OR NET CASH VALUES. THE POLICY VALUE AND NET CASH VALUES MAY DECREASE TO THE POINT WHERE THE POLICY WILL LAPSE WITHOUT FURTHER VALUE, UNLESS ADDITIONAL PREMIUM PAYMENTS ARE MADE.

I (WE) AGREE that no registered representative or broker is authorized to amend, alter or modify the terms of this application supplement. I (WE) AGREE that, unless I (we) did not accept the telephone access privilege, I (we) understand that the Company is authorized to honor telephone requests by me (us) or by my
(our) registered representative to make certain transactions under the policy. I
(we) also understand that partial surrenders or a full surrender of the policy cannot be made by telephone.

This Application Supplement is a part of the application for the policy. All conditions under the application apply to this Application Supplement.
Signed at (city, state):                                          On (date):
                          --------------------------------                  -----------------------------------------------


X                                                                 X
   -------------------------------------------------------           ------------------------------------------------------
     Signature of Proposed Insured                                          Signature of Additional Proposed Insured


X                                                                 X
   -------------------------------------------------------           ------------------------------------------------------
Signature of Owner (if other than Proposed Insured)                  If owner is a corporation, an authorized officer,
                                                                     other than the proposed  insured,  must sign as owner, give corporate title and full name of corporation.


(        )                                                        (        )
Daytime Phone Number                                              Daytime Phone Number


E-mail address                                                         E-mail Address


X                                                                 X
   -------------------------------------------------------           ------------------------------------------------------
  Witness to all Signatures                                          Countersigned (Licensed Resident agent, if required)





                                APE 1-101 Page 2



(NOT PART OF APPLICATION OR APPLICATION SUPPLEMENT)

                      REGISTERED REPRESENTATIVE INFORMATION

Indicate City/County as required in Alabama and Kentucky:

What is the purpose for this insurance?
How long have you known the Proposed Insured(s)?                                    |
                                                 ----------------------------------------------------------------------
                                                       (Proposed Insured)                (Additional Proposed Insured)

Proposed Insured is:                    |_| Single     |_| Married     |_| Divorced     |_| Widowed
Additional Proposed Insured is:         |_| Single     |_| Married     |_| Divorced     |_| Widowed

|_| Yes |_| No Is this insurance in the category for which commission payment may be restricted under the laws of your State?

|_| Yes |_| No If yes, are you qualified to receive commissions? |_| Yes |_| No
To the best of your knowledge, could replacement be involved?

Based on information furnished by the proposed insured(s) or owner(s), I certify that I have reasonable grounds to believe that the purchase of the policy applied for is suitable. I further certify that the prospectuses were delivered and that no written sales materials other than those furnished or approved by the Company were used.

X
   -------------------------------------------------------        ---------------------------------------------------------
     Signature of Registered Representative                            Date


Print Name of Registered Representative                           Registered Representative Number                 Share %


X
   -------------------------------------------------------        ---------------------------------------------------------
     Signature of Second Registered Representative (if applicable)   Date


Print Name of Second Registered Representative (if applicable)     Registered Representative Number                Share %

(        )                                                        (        )
Daytime Phone Number                                              Fax Number


Business E-mail address


Broker/Dealer Affiliation            General Agency Affiliation (if any)             GA Code


Address                                                           Address

UNDERWRITING REQUIREMENTS (CHECK ONE)

|_| The initial underwriting requirements have been ordered, including scheduling the paramedical examination. |_| I request that the Underwriting
Department manage the gathering of the initial underwriting requirements. |_|
Other (please provide detailed information)

X                                                                   Date Approved as to Suitability:
   -----------------------------------------------------------                                      -------------------
      Signature of Registered Principal
